Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210
CONTACT:	Joe Dorame, Joe Diaz & Robert Blum

Lytham Partners, LLC

602-889-9700

InfuSystem Holdings, Inc. Reports

Third Quarter 2017 Financial Results

AEBITDA increased 13%, compared to the third quarter of 2016 and 26%, compared to the second quarter of 2017

The Company reduced net debt by $2.9 million during the quarter and $4.7 million from

December 2016;

MADISON HEIGHTS, MICHIGAN, November 10, 2017 — InfuSystem Holdings, Inc. (NYSE American: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States, today reported financial results for the quarter ended September 30, 2017.

Third Quarter 2017 Overview:

•	Net revenues totaled $17.6 million, an increase of 2.1%, versus the third quarter of 2016 of $17.2 million

•	Rental revenues increased $0.7 million, or 4.7%, in the third quarter of 2017, compared to the third quarter of 2016;

•	Product sales decreased 12.4% to $2.3 million in the third quarter of 2017, compared to the third quarter of 2016

•	Gross profit increased $0.6 million, or 6.3%, to $11.0 million, compared to the third quarter of 2016;

•	Gross margin increased to 62.8%, compared to 60.3% and 61.0% for the third quarter of 2016 and second quarter of 2017, respectively;

•	General and administrative (“G&A”) expenses increased to $5.6 million, compared to $5.3 million in the third quarter of 2016, and decreased $0.8 million from $6.4 million in the second quarter of 2017;

•	Net Debt (Total Debt net of Cash) decreased $2.9 million to $29.3 million in the third quarter of 2017, compared to the second quarter of 2017;

•	Provision for doubtful accounts (“Bad Debt”) increased $0.2 million, to $1.3 million, compared to the third quarter of 2016 but remained consistent with the second quarter of 2017;

•	Net income before income taxes totaled $0.2 million, an increase of 6.5%, comparable to the third quarter of 2016 and improved sequentially from a net loss of $1.5 million in the second quarter of 2017;

•	Net loss of $0.1 million, or $(0.01) loss per diluted share, compared to third quarter 2016 net income of $0.1 million, or $0.00 income per diluted share and improved sequentially from a net loss of $1.1 million, or $(0.05) loss per diluted share in the second quarter of 2017;

•	Net collected rental revenues (a non-GAAP financial measure) increased 3.7%, to $14.0 million, compared to the third quarter of 2016;

•	Adjusted EBITDA margin (a non-GAAP financial measure) increased to 22.0%, compared to 19.8% and 18.1% in the third quarter of 2016 and second quarter of 2017, respectively;

•	Adjusted EBITDA (a non-GAAP financial measure) increased to $3.9 million, compared $3.4 million and $3.1 million in the third quarter of 2016 and second quarter of 2017, respectively.

Management Discussion

Gregg Lehman, executive chairman of the board, said, “We have continued to focus on redirecting our strategic emphasis toward efficient use of our pump fleet, improving our billing and collections process, and paying down our bank indebtedness. During the third quarter of 2017, we have made great progress in all these areas, specifically in our revenue collection process and bank indebtedness, as evident by our increased cash collections from our commercial payor business for the second consecutive quarter and our net debt reduction of $2.9 million. As I stated last quarter, as we become more efficient at collecting the revenue we produce and managing our cost structure, we will generate cash, which will allow InfuSystem to return to profitability and further accelerate debt reduction.”

Dr. Lehman continued, “On a sequential basis, our performance metrics are reflecting meaningful progress. For the third quarter of 2017, general and administrative expenses are down $0.8 million, or 13.4%; cash collections were up $0.7 million, or 7%, for our commercial payors; and adjusted EBITDA (a non-GAAP performance metric) increased $0.8 million, or 26.2%, all compared to the second quarter of 2017. Gross margin for the quarter hit 62.8% as we continue to manage expenses aggressively.

“I am pleased with the traction that we are beginning to gain as we continue to effectively implement our new strategic initiatives. Our focus will continue to be to more efficiently manage our pump fleet, reduce operating expenses and better manage our working capital. Based on improved operational performance, we were able to reduce debt by an additional $2.9 million during the third quarter of 2017. On a year-to-date basis, we have reduced our net debt by $4.7 million. For the second consecutive quarter, I am pleased with our adjusted EBITDA at $3.9 million, an increase of 26.2%, from $3.1 million in the second quarter of 2017. As I have indicated on previous occasions, we have embarked on a process to recalibrate this business that will take some time. That said, the improving operational results lead me to believe we are heading in the right direction,” concluded Dr. Lehman.

Third Quarter Results

Net revenues for the quarter ended September 30, 2017 were $17.6 million, an increase of $0.4 million, or 2.1%, compared to $17.2 million for the quarter ended September 30, 2016. During the period, net revenues from rentals increased $0.7 million, or 4.7%, compared to the same prior year period. The increase in net revenues from rentals can be largely attributed to (i) an overall increase in rental volume of $0.5 million with new and existing sites of therapy and (ii) an increase in pricing and collection impacts of $0.2 million. Net revenues from product sales were $2.3 million, a decrease of $0.3 million, compared to the same prior year period.

Net collected rental revenues, or net revenues from rentals less provision for doubtful accounts (a non-GAAP financial measure), was $14.0 million in the third quarter of 2017, an increase of 3.7%, compared to $13.5 million in the third quarter of 2016.

Bad Debt for the quarter ended September 30, 2017 was $1.3 million, an increase of $0.2 million, compared to the quarter ended September 30, 2016. Bad Debt was 7.2% of revenues for the third quarter of 2017, compared to 6.4% for the same prior year period. This change is largely due to a higher mix of patient payors in our rental business, which generally have higher uncollectible rates than commercial payors. This was offset by a decrease in bad debt reserves related to our revised billing practices for Medicare accounts as required by SE1609. We now directly bill providers and not third-party payors for SE1609 related services. Because this is a dramatic change from prior practices, we have experienced a delay in providers acknowledging and paying under the new model. We continue to see improvements in collections from SE1609 providers since the initial implementation in July 2016, but nonetheless, we have adopted the practice of reserving for all SE1609 accounts receivable aged greater than 120 days. We believe the strategic shift to focusing additional resources on collection efforts will deliver a positive impact with respect to these SE1609 accounts receivables.

Gross profit for the third quarter of 2017 was $11.0 million, an increase of 6.3%, compared to $10.4 million for the same prior year period. As a percentage of net revenues, gross profit equaled 62.8% of total net revenues in the third quarter of 2017, compared to 60.3% in the prior year’s comparable quarter. The increase in gross profit for the third quarter of 2017 was largely attributed to the increase in net revenues of $0.4 million for the period, as well as a decrease of $0.7 million in costs of pumps sold, offset by an increase of $0.5 million in product and supply costs.

For the third quarter of 2017, G&A expenses were $5.6 million, an increase of $0.3 million, or 5.6%, compared to the same prior year period. The increase in G&A expense versus the same prior year period was mainly attributable to increases in stock compensation expense of $0.2 million and outside services of $0.1 million.

Other expenses for the third quarter of 2017 were $0.4 million, which was consistent with the same period in 2016. Selling and marketing expenses for the third quarter of 2017 were $2.3 million, a decrease of $0.2 million, or 9.2%, compared to the third quarter of 2016.

Net loss in the third quarter of 2017 was $0.1 million, or $(0.01) loss per diluted share, compared to net income of $0.1 million, or $0.00 income per diluted share, in the same prior year period. Adjusted net loss, excluding non-recurring items (a non-GAAP financial measure), was $0.2 million, or $(0.01) loss per diluted share, compared to adjusted net income of $0.1 million, or $0.00 income per diluted share, for the same prior year period.

For the third quarter of 2017, adjusted EBITDA (a non-GAAP financial measure) was $3.9 million, an increase of 13.2%, compared to $3.4 million for the same period in 2016. The Company utilizes adjusted net (loss) income and adjusted EBITDA as a means to measure its operating performance. A reconciliation from GAAP operating measures to adjusted net (loss) income and adjusted EBITDA, both non-GAAP measures, can be found in the appendix attached to this press release. Adjustments during the third quarter of 2017 included, among other adjustments, expenses for severance and early termination fees from paying down capital leases.

Financial Condition

Net cash provided by operations for the nine months ended September 30, 2017, was $4.1 million, an increase of 9.8%, compared to $3.7 million for the nine months ended September 30, 2016. This increase is due to higher amounts of non-cash expenses (such as amortization expenses) and other liabilities in the current period, which were offset by decreases in deferred income taxes and other current liabilities. The Company continues to focus on increasing utilization on available assets, thereby reducing the need for significant investment in medical equipment and allowing the Company to focus on continuing paying down debt.

Net cash provided by investing activities was $0.7 million for the nine months ended September 30, 2017, compared to $4.7 million used in the nine months ended September 30, 2016. This $5.4 million increase was largely due to $2.8 million less investment in IT, reduced purchases of medical equipment of $1.3 million and an increase in proceeds from the sale of medical equipment of $1.0 million, and increased pump sales during the third quarter of 2017.

Net cash used in financing activities for the nine months ended September 30, 2017, was $7.4 million, compared to net cash provided by financing activities of $1.2 million for the same prior year period. This change is primarily attributable to the cash proceeds received from our decision to borrow from the revolving credit line under our Credit Facility during the nine months ended September 30, 2016, as well as, our decision to pay down a majority of our capital lease obligations during the first half of 2017.

As of September 30, 2017, we maintained cash and cash equivalents of $0.8 million and $9.0 million of net availability under our revolving credit facility, compared to $3.4 million of cash and cash equivalents and $9.9 million of net availability, respectively, at December 31, 2016.

Conference Call

The Company will conduct a conference call for investors on Friday, November 10, 2017 at 11:00 a.m. Eastern Time to discuss third quarter financial results. Gregg Lehman, executive chairman of the board, Jan Skonieczny, chief operating officer, Chris Downs, interim chief financial officer, Rich DiIorio, general manager of oncology and Trent Smith, chief accounting officer will discuss the Company’s financial performance and answer questions from the financial community. To participate in this call, please dial (877) 270-2148 or (412) 902-6510, or listen via a live internet webcast, which is available in the Investors section of the Company’s website at https://ir.infusystem.com/. A replay of the call is available by visiting https://ir.infusystem.com/ for the next 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10113620, through November 17, 2017.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP financial information. The Company believes that the non-GAAP financial measures presented in this press release provide useful information to the Company’s management, investors, and other interested parties about the Company’s operating performance because they allow them to understand and compare the Company’s operating results during the current periods to the prior year periods in a more consistent manner. It is management’s intent to provide non-GAAP financial information in order to enhance readers’ understanding of its consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the corresponding GAAP financial measures are presented so as to not imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. Additional information about non-GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP measures are included later in this release.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE American under the symbol INFU.

Forward-Looking Statements

The financial results in this press release reflect preliminary results, which are not final until the Company’s Form 10-Q for the third quarter of 2017 is filed. In addition, certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance, including the preliminary financial results contained in this press release. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, the potential changes in overall healthcare reimbursement, including Centers for Medicaid and Medicare Services (“CMS”) competitive bidding and fee schedule reductions, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, U.S. Healthcare Reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, the Company’s ability to implement information technology improvements and to respond to technological changes, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and the ability to comply with Credit Facility covenants, and other risks associated with its common stock, as well as any litigation to which the Company may be involved in from time to time; and other risk factors as discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2016 and in other filings made by the Company from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q. Our annual report on Form 10-K is available on the SEC’s EDGAR website at www.sec.gov, and a copy may also be obtained by contacting the Company. All forward-looking statements made in this press release speak only as of the date hereof. We do not intend, and do not undertake any obligation, to update any forward-looking statements to reflect future events or circumstances after the date of such statements, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

FINANCIAL TABLES FOLLOW

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30,	December 31,
(in thousands, except share data)	2017	2016
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$803	$3,398
Accounts receivable, less allowance for doubtful accounts of $6,847 and $4,989 at September 30, 2017 and December 31, 2016, respectively	10,971	11,581
Inventory	1,873	2,166
Other current assets	1,121	949
Deferred income taxes	—	2,675

Total Current Assets	14,768	20,769
Medical equipment held for sale or rental	1,200	1,642
Medical equipment in rental service, net of accumulated depreciation	24,301	28,036
Property & equipment, net of accumulated depreciation	1,711	1,997
Intangible assets, net	26,951	31,239
Deferred income taxes	16,334	12,436
Other assets	70	225

Total Assets	$85,335	$96,344

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,093	$5,315
Capital leases	584	2,938
Current portion of long-term debt	2,849	5,314
Other current liabilities	2,427	2,872

Total Current Liabilities	9,953	16,439
Long-term debt, net of current portion	26,535	26,577
Capital leases	101	2,573
Other long-term liabilities	—	66

Total Long-Term Liabilities	26,636	29,216
Total Liabilities	$36,589	$45,655

Stockholders’ Equity:
Preferred stock, $.0001 par value: authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value: authorized 200,000,000 shares; issued and outstanding 22,978,398 and 22,780,738, respectively, as of September 30, 2017 and 22,867,335 and 22,669,675, respectively, as of December 31, 2016	2	2
Additional paid-in capital	92,383	91,829
Retained deficit	(43,639)	(41,142)

Total Stockholders’ Equity	48,746	50,689

Total Liabilities and Stockholders’ Equity	$85,335	$96,344

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in thousands, except share and per share data)	September 30		September 30
	2017	2016	2017	2016
Net revenues:
Rentals	$15,322	$14,640	$45,228	$47,370
Product Sales	2,266	2,586	6,956	6,273

Net revenues	17,588	17,226	52,184	53,643
Cost of revenues:
Cost of revenues — Product, service and supply costs	4,452	4,018	13,612	12,313
Cost of revenues — Pump depreciation and disposals	2,095	2,819	6,541	7,241

Gross profit	11,041	10,389	32,031	34,089

Selling, general and administrative expenses:
Provision for doubtful accounts	1,274	1,098	4,456	3,912
Amortization of intangibles	1,384	958	4,182	2,792
Selling and marketing	2,262	2,490	7,443	7,629
General and administrative	5,561	5,267	18,451	18,328

Total selling, general and administrative	10,481	9,813	34,532	32,661

Operating income (loss)	560	576	(2,501)	1,428
Other (expense) income:
Interest expense	(354)	(384)	(1,015)	(1,016)
Other (expense) income	(8)	(6)	(111)	21

Total other expense	(362)	(390)	(1,126)	(995)
Income (loss) before income taxes	198	186	(3,627)	433
Income tax (expense) benefit	(327)	(130)	914	(183)

Net (loss) income	$(129)	$56	$(2,713)	$250

Net (loss) income per share:
Basic	$(0.01)	$0.00	(0.12)	0.01
Diluted	$(0.01)	$0.00	(0.12)	0.01
Weighted average shares outstanding:
Basic	22,755,976	22,620,386	22,725,806	22,614,203
Diluted	22,755,976	22,995,643	22,725,806	23,059,794

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30
(in thousands)	2017	2016
NET CASH PROVIDED BY OPERATING ACTIVITIES	$4,102	$3,735

INVESTING ACTIVITIES
Acquisition of business	—	(200)
Purchase of medical equipment and property	(2,829)	(6,997)
Proceeds from sale of medical equipment and property	3,518	2,511

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	689	(4,686)

FINANCING ACTIVITIES
Principal payments on revolving credit facility, term loans and capital lease obligations	(35,769)	(44,197)
Cash proceeds from revolving credit facility	28,317	45,327
Debt issuance costs	(38)	—
Common stock repurchased to satisfy statutory withholding on employee stock based compensation plans	(27)	(50)
Cash proceeds from stock plans	131	125

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(7,386)	1,205

Net change in cash and cash equivalents	(2,595)	254
Cash and cash equivalents, beginning of period	3,398	818

Cash and cash equivalents, end of period	$803	$1,072

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(UNAUDITED)

NET (LOSS) INCOME TO ADJUSTED NET (LOSS) INCOME:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2017	2016	2017	2016
GAAP net (loss) income	$(129)	$56	$(2,713)	$250
Adjustments:
Restatement costs	—	—	28	—
Early termination fees for capital leases	(10)	—	292	—
Strategic alternatives and other costs	—	109	—	304
Shareholder legal costs	—	—	200	—
Management reorganization	42	42	661	117
Income tax (benefit) expense	327	130	(914)	183

Income (loss) before income taxes—adjusted	$230	$337	$(2,446)	$854
Income tax (expense) benefit relating to adjustments (1)	(380)	(236)	616	(361)

Non-GAAP adjusted net (loss) income	$(150)	$101	$(1,830)	$493

RECONCILIATION OF GAAP NET (LOSS) INCOME PER DILUTED COMMON SHARE TO NON-GAAP ADJUSTED NET (LOSS) INCOME PER DILUTED COMMON SHARE
GAAP net (loss) income per diluted common share:	$(0.01)	$0.00	$(0.12)	$0.01
Adjustments:
Early termination fees for capital leases	(0.00)	—	0.01	—
Strategic alternatives and other costs	—	0.00	—	0.01
Shareholder legal costs	—	—	0.01	—
Management reorganization	0.00	0.00	0.03	0.01
Income tax (benefit) expense	0.02	0.01	(0.04)	0.01

Income (loss) before income taxes—adjusted	$0.01	$0.01	$(0.11)	$0.04
Income tax (expense) benefit relating to adjustments (1)	$(0.02)	(0.01)	0.03	(0.02)

Non-GAAP net (loss) income per diluted common share:	$(0.01)	$0.00	$(0.08)	$0.02
Weighted average shares outstanding:
Basic	22,755,976	22,620,386	22,725,806	22,614,203
Diluted	22,755,976	22,995,643	22,725,806	23,059,794

(1)	Rate used to calculate income tax benefit (expense) for the periods was the Company’s effective tax rate before adjustments.

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)

(UNAUDITED)

NET (LOSS) INCOME TO ADJUSTED EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2017	2016	2017	2016
GAAP net (loss) income	$(129)	$56	$(2,713)	$250
Adjustments:
Interest expense	354	384	1,015	1,016
Income tax expense (benefit)	327	130	(914)	183
Depreciation	1,766	1,752	5,166	5,125
Amortization	1,384	958	4,182	2,792

GAAP EBITDA	$3,702	$3,280	$6,736	$9,366
Stock compensation	132	(16)	450	334
Restatement costs	—	—	28	—
Early termination fees for capital leases	(10)	—	292	—
Strategic alternatives and other costs	—	109	—	304
Shareholder legal costs	—	—	200	—
Management reorganization	42	42	661	117

Non-GAAP Adjusted EBITDA	$3,866	$3,415	$8,367	$10,121

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)

(UNAUDITED)

NET COLLECTED REVENUES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2017	2016	2017	2016
Net Revenues:
Rentals	$15,322	$14,640	$45,228	$47,370
Product sales	2,266	2,586	6,956	6,273

Total Net Revenues	17,588	17,226	52,184	53,643
Adjustments:
Less: Provision for Doubtful Accounts	(1,274)	(1,098)	(4,456)	(3,912)

Non-GAAP total—net collected revenues—adjusted	$16,314	$16,128	$47,728	$49,731

NET COLLECTED RENTAL REVENUES
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2017	2016	2017	2016
Net Revenues:
Rentals	$15,322	$14,640	$45,228	$47,370
Adjustments:
Less: Provision for Doubtful Accounts	(1,274)	(1,098)	(4,456)	(3,912)

Non-GAAP total—net collected rental revenues—adjusted	$14,048	$13,542	$40,772	$43,458